Exhibit 99.1

News Release

ADVANSIX ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS

Sales of $323 million, down 33% versus prior year
Earnings Per Share of ($0.29); Adjusted Earnings Per Share of ($0.36)
Returned $14 million of cash to shareholders through repurchases and dividends in 3Q23
Executing multi-year SUSTAIN program while continuing to progress on a USDA grant

Parsippany, N.J., November 3, 2023 - AdvanSix (NYSE: ASIX) today announced its financial results for the third quarter ending September 30, 2023. Overall, the Company navigated challenging nylon market conditions in the third quarter while executing its larger planned plant turnaround for the year as expected.
Third Quarter 2023 Summary
•Sales down approximately 33% versus prior year driven by 24% unfavorable impact of market-based pricing, 8% lower raw material pass-through pricing, and 1% lower volume
•Net Loss of ($8.0) million, a decrease of $18.0 million versus the prior year
•Adjusted EBITDA of $7.3 million, a decrease of $26.0 million versus the prior year
•Pre-tax Income impact of planned plant turnarounds of approximately $27 million
•Cash Flow from Operations of $20.8 million, a decrease of $38.1 million versus the prior year
•Capital Expenditures of $25.1 million, an increase of $2.9 million versus the prior year
•Free Cash Flow of ($4.3) million, a decrease of $41.0 million versus the prior year
•Repurchased 266,959 shares for approximately $9.3 million in 3Q23

“In the third quarter, AdvanSix navigated continued challenging market conditions in Nylon Solutions while executing its larger planned multi-plant turnaround for the year,” said Erin Kane, president and CEO of AdvanSix. “These factors overshadowed resilient performance within our acetone portfolio and solid results from our plant nutrients business in the seasonally slowest quarter of the year and amid lower nitrogen nutrient values and raw material input costs. The nylon environment has been pressured by unfavorable global industry supply and demand conditions for several quarters and has approached trough industry spreads. We have a demonstrated playbook to navigate these dynamics, while maintaining our focus on smart, disciplined investments, and the healthy balance sheet we have established supports our ability to weather this environment as reflected in our ongoing repurchases and an increased dividend.”

Summary third quarter 2023 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	3Q 2023	3Q 2022
Sales	$322,907	$478,769
Net Income (Loss)	(7,977)	10,032
Diluted Earnings Per Share	($0.29)	$0.35
Adjusted Diluted Earnings Per Share (1)	($0.36)	$0.43
Adjusted EBITDA (1)	7,321	33,313
Adjusted EBITDA Margin % (1)	2.3%	7.0%
Cash Flow from Operations	20,802	58,934
Free Cash Flow (1)(2)	(4,329)	36,703
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $323 million in the quarter decreased approximately 33% versus the prior year. Market-based pricing was unfavorable by 24% compared to the prior year primarily reflecting reduced ammonium sulfate pricing amid lower raw material input costs and a more stable global nitrogen supply environment, as well as lower nylon pricing due to unfavorable supply and demand conditions. Raw material pass-through pricing was unfavorable by 8% as a result of a net cost decrease in benzene and propylene (inputs to cumene which is a key feedstock to our products). Sales volume decreased approximately 1%.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	3Q 2023		3Q 2022
	Sales	% of Total	Sales	% of Total
Nylon	$86,056	27%	$141,017	29%
Caprolactam	68,794	21%	90,818	19%
Chemical Intermediates	83,460	26%	115,268	24%
Ammonium Sulfate	84,597	26%	131,666	28%
	$322,907	100%	$478,769	100%

Adjusted EBITDA of $7.3 million in the quarter decreased $26.0 million versus the prior year primarily due to unfavorable market-based pricing, net of raw material costs, and the net impact of lower sales volume and changes in sales mix including higher nylon export volume, partially offset by the favorable year-over-year impact of planned plant turnarounds.

Adjusted earnings per share of ($0.36) decreased $0.79 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of $20.8 million in the quarter decreased $38.1 million versus the prior year primarily due to lower net income and the unfavorable impact of changes in working capital. Capital expenditures of $25.1 million in the quarter increased $2.9 million versus the prior year.

Third Quarter 2023 Transactions
•Exit of alliance with Oben Group: $11.4 million pre-tax gain recorded in 3Q23 which represents our estimate of the value of the termination fee payable by Oben, a third-party producer of films for the flexible packaging industry, to AdvanSix in exchange for full transition of AdvanSix's share of the alliance based upon a formula that takes into account a combination of historical and future performance. Approximately 60% of the termination fee is subject to change as it is based on an estimate of future performance. This fee is payable in three installments, with the first installment of $4.4 million received in 4Q 2023. Subsequent installments are expected to be paid in 3Q 2024 and 3Q 2025.
•Licensee exit of legacy technology: $4.5 million unfavorable impact to pre-tax income in 3Q23 as a result of a non-cash write-down of the assets associated with a licensee of certain legacy ammonium sulfate fertilizer technology operated at the licensee's fertilizer manufacturing facility. The licensee announced its intent to close its facility no later than August 31, 2024.

•Exit of certain low-margin oximes products: $2.4 million unfavorable impact to pre-tax income in 3Q23 as a result of a non-cash write-down of the assets associated with the ceasing of production of certain low-margin oximes products, namely AAO and MEKO. Expect a net neutral impact to 2024 earnings as a result of this exit.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on November 28, 2023 to stockholders of record as of the close of business on November 14, 2023.

Outlook
•Expect nylon industry margins to remain at prior trough levels through year-end due to unfavorable supply and demand conditions; Anticipate continued higher Nylon Solutions exports in near-term
•Expect favorable underlying agriculture industry fundamentals to continue
•Expect balanced supply and demand conditions for North American acetone to continue
•Capital Expenditures tracking to approximately $115 million for the full year 2023, reflecting increased spend due to critical infrastructure, other maintenance, and growth and cost savings projects

"To drive long-term, sustainable performance, we are focusing our resources and efforts around higher value components of our portfolio. Simplification reduces complexity to ensure our investments and resources are aligned with supporting our customers' success in areas of highest impact. Of note, we are accelerating profitable growth through our SUSTAIN program's planned expansion in granular ammonium sulfate production. We're committed to driving best possible outcomes in the current set of industry dynamics and executing levers in our control, including remaining disciplined on cost and optimizing working capital to create shareholder value,” concluded Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s third quarter 2023 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on November 3 until 12 noon ET on November 10 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 8816131.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, chemical intermediates, and plant nutrients. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine, the conflict in Israel and Gaza, and the possible expansion of such conflicts; the effect of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-

looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$22,110	$30,985
Accounts and other receivables – net	144,673	175,429
Inventories – net	229,199	215,502
Taxes receivable	1,498	9,771
Other current assets	16,251	9,241
Total current assets	413,731	440,928

Property, plant and equipment – net	830,399	811,065
Operating lease right-of-use assets	102,267	114,688
Goodwill	56,192	56,192
Intangible assets	46,955	49,242
Other assets	26,910	23,216
Total assets	$1,476,454	$1,495,331

LIABILITIES
Current liabilities:
Accounts payable	$230,547	$272,770
Accrued liabilities	41,302	48,820
Operating lease liabilities – short-term	33,690	37,472
Deferred income and customer advances	2,415	34,430
Total current liabilities	307,954	393,492

Deferred income taxes	161,431	160,409
Operating lease liabilities – long-term	68,875	77,571
Line of credit – long-term	170,000	115,000
Postretirement benefit obligations	3,419	—
Other liabilities	10,290	10,679
Total liabilities	721,969	757,151

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 32,597,015 shares issued and 27,055,067 outstanding at September 30, 2023; 31,977,593 shares issued and 27,446,520 outstanding at December 31, 2022	326	320
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Treasury stock at par (5,541,948 shares at September 30, 2023; 4,531,073 shares at December 31, 2022)	(55)	(45)
Additional paid-in capital	143,965	174,585
Retained earnings	614,557	567,517
Accumulated other comprehensive loss	(4,308)	(4,197)
Total stockholders' equity	754,485	738,180
Total liabilities and stockholders' equity	$1,476,454	$1,495,331

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales	$322,907	$478,769	$1,151,391	$1,541,578

Costs, expenses and other:
Costs of goods sold	314,785	443,646	1,004,844	1,296,128
Selling, general and administrative expenses	21,585	23,069	70,711	65,120
Interest expense, net	2,075	686	5,296	2,017
Other non-operating (income) expense, net	(5,485)	(1,394)	(6,918)	(1,825)
Total costs, expenses and other	332,960	466,007	1,073,933	1,361,440

Income (loss) before taxes	(10,053)	12,762	77,458	180,138
Income tax expense (benefit)	(2,076)	2,730	17,753	41,876
Net income (loss)	$(7,977)	$10,032	$59,705	$138,262

Earnings per common share
Basic	$(0.29)	$0.36	$2.18	$4.92
Diluted	$(0.29)	$0.35	$2.12	$4.74

Weighted average common shares outstanding
Basic	27,209,521	27,944,494	27,433,851	28,103,255
Diluted	27,209,521	28,889,658	28,193,721	29,173,537

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(7,977)	$10,032	$59,705	$138,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,379	17,644	54,337	51,870
Loss on disposal of assets	371	503	939	1,303
Deferred income taxes	(2,825)	6,138	1,069	8,696
Stock-based compensation	1,391	2,220	5,840	7,599
Amortization of deferred financing fees	155	155	464	464
Operational asset adjustments	(4,472)	—	(4,472)	—
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	20,062	59,491	42,185	7,346
Inventories	(3,598)	(2,985)	(14,082)	27
Taxes receivable	(56)	(13,983)	8,273	(13,983)
Accounts payable	(771)	(18,670)	(47,987)	33,769
Accrued liabilities	(2,043)	1,155	(7,787)	(7,666)
Deferred income and customer advances	82	954	(32,015)	(188)
Other assets and liabilities	2,104	(3,720)	(9,088)	(23,512)
Net cash provided by operating activities	20,802	58,934	57,381	203,987

Cash flows from investing activities:
Expenditures for property, plant and equipment	(25,131)	(22,231)	(69,025)	(61,010)
Acquisition of businesses	—	—	—	(97,456)
Other investing activities	(370)	(366)	(2,404)	(1,587)
Net cash used for investing activities	(25,501)	(22,597)	(71,429)	(160,053)

Cash flows from financing activities:
Borrowings from line of credit	140,500	123,500	371,000	354,000
Payments of line of credit	(110,500)	(135,000)	(316,000)	(354,000)
Principal payments of finance leases	(242)	(231)	(698)	(712)
Dividend payments	(4,350)	(4,051)	(12,354)	(11,083)
Purchase of treasury stock	(9,266)	(13,172)	(37,651)	(23,591)
Issuance of common stock	131	14	876	1,046
Net cash (used for) provided by financing activities	16,273	(28,940)	5,173	(34,340)

Net change in cash and cash equivalents	11,574	7,397	(8,875)	9,594
Cash and cash equivalents at beginning of period	10,536	17,297	30,985	15,100
Cash and cash equivalents at the end of period	$22,110	$24,694	$22,110	$24,694

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$21,188	$19,182

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$20,802	$58,934	$57,381	$203,987
Expenditures for property, plant and equipment	(25,131)	(22,231)	(69,025)	(61,010)
Free cash flow (1)	$(4,329)	$36,703	$(11,644)	$142,977

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income (loss)	$(7,977)	$10,032	$59,705	$138,262
Non-cash stock-based compensation	1,391	2,220	5,840	7,599
Non-recurring, unusual or extraordinary expenses (income) (2)	(4,472)	—	(4,472)	—
Non-cash amortization from acquisitions	532	532	1,596	1,284
Non-recurring M&A costs	—	—	—	277
Expense (benefit) from income taxes relating to reconciling items	776	(466)	(157)	(1,461)
Adjusted Net Income (loss)	(9,750)	12,318	62,512	145,961
Interest expense, net	2,075	686	5,296	2,017
Income tax expense (benefit) - Adjusted	(2,852)	3,196	17,911	43,337
Depreciation and amortization - Adjusted	17,848	17,113	52,741	50,586
Adjusted EBITDA	$7,321	$33,313	$138,460	$241,901

Sales	$322,907	$478,769	$1,151,391	$1,541,578

Adjusted EBITDA Margin (3)	2.3%	7.0%	12.0%	15.7%

(2) Includes a pre-tax gain of approximately $11.4 million related to the Company's exit from the Oben alliance, the unfavorable impact to pre-tax income of approximately $4.5 million associated with a licensee of certain legacy ammonium sulfate fertilizer technology assets closing its facility, and the unfavorable impact to pre-tax income of approximately $2.4 million from the exit of certain low-margin oximes products.

(3) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income (loss)	$(7,977)	$10,032	$59,705	$138,262
Adjusted Net Income (loss)	(9,750)	12,318	62,512	145,961

Weighted-average number of common shares outstanding - basic	27,209,521	27,944,494	27,433,851	28,103,255
Dilutive effect of equity awards and other stock-based holdings	—	945,164	759,870	1,070,282
Weighted-average number of common shares outstanding - diluted	27,209,521	28,889,658	28,193,721	29,173,537

EPS - Basic	$(0.29)	$0.36	$2.18	$4.92
EPS - Diluted	$(0.29)	$0.35	$2.12	$4.74
Adjusted EPS - Basic	$(0.36)	$0.44	$2.28	$5.19
Adjusted EPS - Diluted	$(0.36)	$0.43	$2.22	$5.00

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.